As filed with the Securities and Exchange Commission on December 13, 2004
                                                 Registration No. 333-________
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           --------------------------

                            ALEXANDER & BALDWIN, INC.
             (Exact name of registrant as specified in its charter)
         Hawaii                                            99-0032630
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)
                                822 Bishop Street
                             Honolulu, Hawaii 96813
               (Address of principal executive offices) (Zip Code)

        Alexander & Baldwin, Inc. 1998 Stock Option/ Stock Incentive Plan Alexander & Baldwin, Inc. 1998 Non-Employee Director Stock Option Plan
                           (Full title of the Plan(s))

                        ---------------------------------
                                   Allen Doane
                      President and Chief Executive Officer
                               Alexander & Baldwin
                                822 Bishop Street
                             Honolulu, Hawaii 96813
                     (Name and address of agent for service)
                                 (808) 525-6611
          (Telephone Number, including area code, of agent for service)

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================

                                                              Proposed Maximum
                                        Amount to be         Offering Price per          Proposed Maximum            Amount of
Title of Securities to be Registered    Registered(1)              Share(2)          Aggregate Offering Price(2)   Registration Fee
------------------------------------   ---------------       ------------------      ---------------------------   ----------------

1998 Stock Option/ Stock Incentive
Plan
Common Stock, no par value             1,900,000 shares            $43.33                    $82,327,000                $10,430.83

1998 Non-Employee Director Stock
Option Plan
Common Stock, no par value               350,000 shares            $43.33                    $15,165,500                $ 1,921.47
                                       ----------------                                                                 ----------
                                       2,250,000 shares                               Aggregate Registration Fee        $12,352.30
                                       ================                                                                 ==========
===================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Stock Option/ Stock Incentive Plan and the 1998 Non-Employee Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on December 9, 2004, as reported by the Nasdaq National Market.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

                  Alexander & Baldwin, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Commission on March 8, 2004;

         (b) The Registrant's Quarterly Reports on Form 10-Q, filed with the Commission on April 27, 2004, July 28, 2004 and November 1, 2004, for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004, respectively;

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

         (d) The Registrant's Registration Statement No. 000-00565 on Form 8-A filed with the Commission on July 16, 1998, pursuant to
                  Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock purchase rights.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

                  Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Sections 414-241 through 414-250 of the Hawaii Revised Statutes and the Registrant's Articles of Association contain certain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers or agents of the Registrant. Article VI of the Articles of Association sets forth the extent to which officers or directors of the Registrant may be protected or indemnified against certain liabilities which they may incur. The general effect of such provision is that a person made a party to an action, suit or proceeding by reason of the fact that he/she is or was a director, officer, employee or agent of the Registrant, or of another corporation or other enterprise which he/she served as such at the request of the Registrant, shall be indemnified by the Registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding, provided he/she was acting in good faith and in a manner he/she reasonably believed to be in the best interests of the Registrant and only upon a determination in the specific case that the actions of such person met the applicable standard of conduct. Article VI also provides that no director, officer, or assistant officer of the Registrant, or person who serves as a director, officer, or assistant officer of another corporation at the request of the Registrant, shall be liable for any loss or damage suffered by the Registrant due to an act or omission of such person unless he/she shall have been guilty of misconduct or gross negligence. Chapter 415 of the Hawaii Revised Statutes (Hawaii Business Corporation Act) and the Registrant's Articles of Association also permit the Registrant to purchase insurance on behalf of its directors, officers or agents against such liabilities and expenses and the Registrant has purchased such liability insurance.

         Chapter 414 of the Hawaii Revised Statutes was amended in 1989 to give corporations the power, provided shareholder approval is obtained, to eliminate or limit the personal liability of directors in actions for monetary damages brought by the corporation or its shareholders against a director for breach of fiduciary duty. The Registrant's shareholders have approved an amendment to the Registrant's Articles of Association which limits such personal liability. Corporations may not, however, eliminate or limit a director's liability for any breach of a duty of loyalty, any act or omission not performed in good faith or involving intentional misconduct or a willful or reckless disregard of the director's fiduciary duty, any transaction from which a director received an improper benefit or any willful or negligent violation of any provision of Chapter 414 of the Hawaii Revised Statutes concerning payment of dividends or purchase or redemption of the corporation's stock. Any elimination or limitation of directors' liability would apply only to acts or causes of action occurring or arising after the effective date of the amendment.

Item 7.  Exemption from Registration Claimed
         ------------------------------------

                  Not applicable.

Item 8.  Exhibits
         --------

Exhibit Number    Exhibit
--------------    -------

        4         Instruments Defining the Rights of Stockholders.  Reference
                  is made to Registrant's Registration Statement
                  No. 000-00565 on Form 8-A, together with any exhibits
                  thereto, which are incorporated herein by reference
                  pursuant to Item 3(d) to this Registration Statement.
        5.1       Opinion and consent of Cades Schutte LLP
       23.1       Consent of Independent Registered Public Accounting Firm.
       23.2       Consent of Cades Schutte LLP is contained in Exhibit 5.1.
       24         Power of Attorney.  Reference is made to page II-4 of this
                  Registration Statement.
       99.1*      1998 Stock Option/Stock Incentive Plan.
       99.2**     Amendment No. 1 to the 1998 Stock Option /Stock Incentive
                  Plan.
       99.3***    Amendment No. 2 to the 1998 Stock Option/Stock Incentive Plan.
       99.4*      1998 Non-Employee Director Stock Option Plan.
       99.5**     Amendment No. 1 to the 1998 Non-Employee Director Stock Option
                  Plan.
       99.6****   Amendment No. 2 to the 1998 Non-Employee Director Stock Option
                  Plan.
       99.7*****  Amendment No. 3 to the 1998 Non-Employee Director Stock Option
                  Plan.


* Exhibits 99.1 and 99.4 are incorporated by reference to Exhibits 10.b.1.(xxxii) and 10.b.1.(xxxiii), respectively, to Registrant's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1998.

**       Exhibits 99.2 and 99.5 are incorporated by reference to Exhibits
    10.b.1.(xi) and 10.b.1.(xiii), respectively, to Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

***      Exhibit 99.3 is incorporated by reference to Exhibit 10.b.1.(xlvi) to
    Registrant's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2002.

****     Exhibit 99.6 is incorporated by reference to Exhibit 10.b.1.(xiv) to
    Registrant's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2004.

*****    Exhibit 99.7 is incorporated by reference to Exhibit 10.b.1.(xvi) to
    Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2004.

Item 9.  Undertakings
         ------------

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1998 Stock Option/ Stock Incentive Plan and the 1998 Non-Employee Director Stock Option Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii on this 13th day of December, 2004.

                               ALEXANDER & BALDWIN, INC.



                               By: /s/ Allen Doane
                                   ----------------------------------------
                                   Allen Doane
                                   President and Chief Executive Officer



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Alexander & Baldwin, a Hawaii corporation, do hereby constitute and appoint Allen Doane, President and Chief Executive Officer and Christopher J. Benjamin, Vice President and Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                     Title                          Date
        ---------                     -----                          ----




/s/ Allen Doane                President and Chief           December 13, 2004
---------------------------    Executive Officer
Allen Doane                    (Principal Executive Officer)




/s/ Christopher J. Benjamin    Vice President and Chief      December 13, 2004
---------------------------    Financial Officer
Christopher J. Benjamin        (Principal Financial
                               Officer)




/s/ Thomas A. Wellman          Vice President, Controller    December 13, 2004
---------------------------    and Treasurer
Thomas A. Wellman              (Principal Accounting
                               Officer)




/s/ Michael J. Chun            Director                      December 13, 2004
---------------------------
Michael J. Chun




/s/ Walter A. Dods, Jr.        Director                      December 13, 2004
---------------------------
Walter A. Dods, Jr.




/s/ Charles G. King            Director                      December 13, 2004
---------------------------
Charles G. King




/s/ Constance H. Lau           Director                      December 13, 2004
---------------------------
Constance H. Lau




/s/ Carson R. McKissick        Director                      December 13, 2004
---------------------------
Carson R. McKissick




/s/ Maryanna G. Shaw           Director                      December 13, 2004
---------------------------
Maryanna G. Shaw




/s/ Charles M. Stockholm       Director                      December 13, 2004
---------------------------
Charles M. Stockholm




/s/ Jeffrey N. Watanabe        Director                      December 13, 2004
---------------------------
Jeffrey N. Watanabe

                                  EXHIBIT INDEX


Exhibit Number    Exhibit
--------------    -------

        4         Instruments Defining the Rights of Stockholders.  Reference
                  is made to Registrant's Registration Statement
                  No. 000-00565 on Form 8-A, together with any exhibits
                  thereto, which are incorporated herein by reference
                  pursuant to Item 3(d) to this Registration Statement.
        5.1       Opinion and consent of Cades Schutte LLP
       23.1       Consent of Independent Registered Public Accounting Firm.
       23.2       Consent of Cades Schutte LLP is contained in Exhibit 5.1.
       24         Power of Attorney.  Reference is made to page II-4 of this
                  Registration Statement.
       99.1*      1998 Stock Option/Stock Incentive Plan.
       99.2**     Amendment No. 1 to the 1998 Stock Option /Stock Incentive
                  Plan.
       99.3***    Amendment No. 2 to the 1998 Stock Option/Stock Incentive Plan.
       99.4*      1998 Non-Employee Director Stock Option Plan.
       99.5**     Amendment No. 1 to the 1998 Non-Employee Director Stock Option
                  Plan.
       99.6****   Amendment No. 2 to the 1998 Non-Employee Director Stock Option
                  Plan.
       99.7*****  Amendment No. 3 to the 1998 Non-Employee Director Stock Option
                  Plan.


* Exhibits 99.1 and 99.4 are incorporated by reference to Exhibits 10.b.1.(xxxii) and 10.b.1.(xxxiii), respectively, to Registrant's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1998.

**       Exhibits 99.2 and 99.5 are incorporated by reference to Exhibits
    10.b.1.(xi) and 10.b.1.(xiii), respectively, to Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

***      Exhibit 99.3 is incorporated by reference to Exhibit 10.b.1.(xlvi) to
    Registrant's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2002.

****     Exhibit 99.6 is incorporated by reference to Exhibit 10.b.1.(xiv) to
    Registrant's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2004.

*****    Exhibit 99.7 is incorporated by reference to Exhibit 10.b.1.(xvi) to
    Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2004.